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                                                                    EXHIBIT 10.3

                          EMPOWER HEALTH CORPORATION

                   SUPERIOR CONSULTANT HOLDINGS CORPORATION

                                 NEAL LONGWILL

            ADVENTIST HEALTH SYSTEM SUNBELT HEALTHCARE CORPORATION

                    _______________________________________


                          EMPOWER HEALTH CORPORATION

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                    _______________________________________




                               January 29, 1999
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              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of January 29, 1999, by and among EMPOWER HEALTH CORPORATION, a Texas corporation ("Empower"), SUPERIOR CONSULTANT HOLDINGS CORPORATION, a Delaware corporation ("Superior"), NEAL LONGWILL ("Longwill") and ADVENTIST HEALTH SYSTEM SUNBELT HEALTHCARE CORPORATION, a Florida not-for-profit corporation ("Adventist").

                                   RECITALS

     A. Empower and Superior are parties to a Registration Rights Agreement dated April 28, 1998 (the "the Former Registration Rights Agreement"), pursuant to which Empower granted to Superior certain registration rights relating to the shares of the capital stock of Empower purchased by Superior in connection with a Stock Issuance and Sale Agreement between Empower and Superior dated as of April 28, 1998 (the "Sale Agreement").

     B. The execution, delivery and effectiveness of the Investment Agreement of even date herewith (the "Investment Agreement") among Adventist, Empower and HealthMagic, Inc., a Delaware Corporation, is contingent upon the simultaneous execution and delivery of this Agreement;

     C. Pursuant to the Investment Agreement, Adventist acquired shares of Series C Convertible Preferred Stock of Empower (the "Series C Preferred Stock"), which shares are convertible into 10% of the issued and outstanding common stock of Empower on a fully diluted basis;

     D. Pursuant to the Loan Agreement between Empower and Longwill dated December 30, 1998 (the "Loan Agreement"), Longwill has the right to acquire up to approximately 27,000 shares of Series C Preferred Stock;

     E. Empower and Superior wish to supersede and replace the Former Registration Rights Agreement with this Agreement; and

     F. Empower has agreed to provide Adventist and Superior the registration rights set forth in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.    DEFINITIONS. The following terms, when capitalized herein, shall have
           -----------
the following meanings.

     1.1 "ADVENTIST SHARES" means (a) the shares of Series C Preferred Stock issued to Adventist pursuant to the Investment Agreement, and (b) any other shares of any class of Empower's common stock which Adventist acquires from Empower in a non-registered
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transaction, whether directly or upon conversion of any security, warrant or instrument acquired from Empower in a non-registered transaction.

     1.2 "BUSINESS DAYS" means any that is not a day on which banking institutions in the city of Austin, Texas are authorized by law, regulation or executive order to close; and Saturdays and Sundays shall not be considered "Business Days."

     1.3   "COMMISSION" means the Securities and Exchange Commission.

     1.4 "COMMON STOCK" means the common stock, par value $.01 per share, of Empower.

     1.5 "CONVERSION SHARES" means shares of Common Stock (i) received by Superior, Longwill or Adventist upon conversion of their respective Shares and
(ii) issued or issuable to Superior, Longwill or Adventist in respect of or in exchange for any of their respective Shares by way of a stock dividend or stock split or in connection with a combination of Shares, recapitalization, reclassification, merger, consolidation, or exchange offer.

     1.6 "DEMAND NOTICE" means a written notice delivered to Empower pursuant to Section 2 below demanding that Empower effect a Demand Registration.

     1.7 "DEMAND REGISTRATION" means a registration by Empower of all or a part of the Registrable Securities under the 1933 Act pursuant to a Demand Notice delivered in accordance with Section 2.1 of this Agreement.

     1.8 "DEMANDING REGISTRABLE SECURITIES HOLDER" means the Registrable Securities Holder(s) who has delivered to Empower a Demand Notice pursuant to
Section 2.1 of this Agreement.

     1.9 "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

     1.10 "INDEMNIFIED PARTY" means each party entitled to indemnification pursuant to Section 7.

     1.11 "INDEMNIFYING PARTY" means each party required to provide indemnification pursuant to Section 7.

     1.12 "LONGWILL SHARES" means (a) the shares of Series C Preferred Stock issued to Longwill pursuant to the Loan Agreement and (b) any other shares of any class of Empower's common stock which Longwill acquires from Empower in a non-registered transaction, whether directly or upon conversion of any security, warrant or instrument acquired from Empower in a non-registered transaction.

     1.13 "INITIAL PUBLIC OFFERING" means the first (and only the first) firm commitment underwritten sale by Empower to the public (a) of a number of shares of its common stock which, when added to any other outstanding shares then eligible for public trading without registration or other restriction under the 1933 Act, constitute at least 20% of the number of shares of common stock outstanding, on a fully diluted basis, after completion of such offering

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and (b) for an aggregate offering price (before payment of underwriters, or brokers, commissions or discounts and the expenses of the offering) which, when added to the aggregate offering price received by Empower from all other offerings of its common stock pursuant to effective 1933 Act registration statements, equals not less than $30 Million.

     1.14 "NON-DEMANDING REGISTRABLE SECURITIES HOLDER" means a Registrable Securities Holder(s) other than the Demanding Registrable Securities Holder.

     1.15 "OTHER SHAREHOLDERS" means collectively, officers or directors of Empower who own Common Stock, or holders of Common Stock other than the Registrable Securities Holders or their assignees, who are entitled, by contract with Empower, to have their Common Stock included in a registration of Empower securities.

     1.16 "PARTICIPATING REGISTRABLE SECURITIES HOLDER" means Registrable Securities Holder that is participating in the registration of Common Stock pursuant to this Agreement.

     1.17 "PERSON" means any individual, corporation, partnership, limited partnership, limited liability company or other business entity.

     1.18 "PIGGYBACK NOTICE" means a written notice delivered by Empower to The Registrable Securities Holders stating that Empower intends to conduct a Piggyback Registration, which notice shall include a list of the jurisdictions in which Empower intends to attempt to qualify such securities under the applicable blue sky or other state securities laws.

     1.19 "PIGGYBACK REGISTRATION" means any registration by Empower of any of its Common Stock under the 1933 Act for sale in an underwritten public offering, other than (a) a Demand Registration or (b) a registration on Form S-8 or Form S-4, or any other form which in the future may be approved by the SEC in lieu of such forms for the same purposes.

     1.20 "REGISTRABLE SECURITIES" means (a) the Conversion Shares, and (b) any securities issued or issuable in respect of or in exchange for any of the Conversion Shares by way of a stock dividend or stock split or in connection with a combination of Conversion Shares, recapitalization, reclassification, merger, consolidation, or exchange offer. For purposes of this Agreement, a security ceases to be a Registrable Security (i) when it has been effectively registered under the 1933 Act and disposed of in a public market transaction pursuant to the registration statement, (ii) when it has been sold pursuant to Rule 144 (or any successor provision) under the 1933 Act, (iii) when it has been otherwise transferred and a new certificate therefor, not bearing a legend restricting further transfer, has been delivered by Empower following Empower's receipt of a reasonably satisfactory opinion of counsel that the issuance and delivery of such a certificate is legal and proper under this Agreement and applicable law or (iv) when it is no longer outstanding.

     1.21 "REGISTRABLE SECURITIES HOLDER" means the holder(s) of any Registrable Securities that assumes in writing the obligations of a Registrable Securities Holder under this Agreement.

     1.22 "REGISTRATION EXPENSES" means all expenses, other than Selling Expenses, incurred in connection with any registration of securities including, without limitation, all

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registration and filing fees, printing expenses, fees and disbursements of independent auditors and counsel for Empower, blue sky fees and expenses, the fees and disbursements of one counsel to The Registrable Securities Holders in connection with the registration of the Registrable Securities incident to or required by any such registration (but excluding the compensation of regular employees of Empower, which shall be paid in any event by Empower).

     1.23  "1933 ACT" means the Securities Act of 1933, as amended.

     1.24 "SELLING EXPENSES" means all underwriting discounts and selling commissions incurred in connection with any registration of securities.

     1.25  "SHARES" means (a) the Superior Shares, (b) the Longwill Shares and
(c) the Adventist Shares.

     1.26 "SUPERIOR SHARES" means (a) the shares of Empower's Series B Convertible Preferred Stock issued pursuant to the Sale Agreement, and (b) any other shares of any class of Empower's common stock which Superior acquires from Empower in a non registered transaction, whether directly or upon conversion of any security, warrant or instrument acquired from Empower in a non-registered transaction.

     2.    DEMAND REGISTRATION.
           --------------------

     2.1 DEMAND FOR REGISTRATION. If Empower shall receive from a Demanding Registrable Securities Holder a Demand Notice, then, subject to Section 2.2, Empower will, as soon as practicable, provide notice of such Demand Notice to each Registrable Securities Holder and use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the 1933 Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are identified in the Demand Notice and written notices provided to Empower and the Demanding Registrable Securities Holder by the Non-Demanding Registrable Securities Holder within 15 days of receipt of Empower's notice of a Demand Notice.

     2.2 EXCEPTIONS TO OBLIGATION. Notwithstanding the provisions of Section 2.1, Empower's obligation to effect, or to take any action to effect, any registration demanded pursuant to that Section shall be subject to the following:

           (a) Empower shall not be obligated to effect, or take any action to effect, any registration in any particular jurisdiction in which Empower would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Empower is already subject to service in such jurisdiction and except as may be required by the 1933 Act or applicable roles or regulations thereunder.

           (b) Except as provided in Section 2.5 and 2.6, Empower shall not be obligated to effect, or take any action to effect, any registration after Empower has effected one such registration for each of Superior, Adventist and Longwill pursuant to Section 2.1, provided that such registration has been declared or ordered effective and no stop order

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     has been entered with respect to such registration statement which has not been lifted or discontinued.

           (c) If prior to the receipt by Empower of the Demand Notice from a Demanding Registrable Securities Holder, Empower has given written notice to the Registrable Securities Holders of Empower's intent to register in a proposed public offering of Empower Common Stock for employer's own account under the 1933 Act other than a registration relating solely to employee benefit plans or Rule 145 transactions), then, provided thereafter Empower files the registration statement with the Commission within 60 days after Empower has given notice of its intent to register and provided the offering is declared or becomes effective within 60 days after the initial filing of the registration statement, the following shall apply:

               (i) If all Registrable Securities held by a Registrable Securities Holder are registered and sold in that public offering as a consequence of the piggyback registration rights arising under
           Section 4 below, then the right of such Registrable Securities Holder under this Agreement to demand registration of the Registrable Securities pursuant to this Section 2.1 shall be extinguished.

               (ii) If all Registrable Securities of a Registrable Securities Holder are not registered and sold in that public offering, then such Registrable Securities Holder may not make its request under this
           Section 2, prior to the earlier of (A) one hundred twenty (120) days after the date Empower sent out the first notice of the intent to register (provided the registration statement has not become effective) or (B) six months after the effective date of the registration statement.

               (iii) Empower may not give any written notice of intent to register as provided in this Section 2.2(c) prior to one hundred eighty (180) days after it has previously given any such notice which has led to a completed offering of Common Stock.

           (d) Empower shall not be obligated to effect, or take any action to effect, the registration of any Registrable Securities with respect to which Superior has exercised its option, under the Put and Option Agreement dated April 28, 1998 between Superior and Empower, to require Empower to repurchase such Registrable Securities, provided that Empower is not in default in the performance of such obligation.

           (e) Empower shall not be obligated to effect, or take any action to effect, any registration if (i) Empower delivers to the Demanding Registrable Securities Holder, within twenty (20) days after its receipt of a Demand Notice, an opinion (reasonably acceptable to the Participating Registrable Securities Holders and their counsel) of outside counsel qualified in Federal securities law issues to the effect that all Registrable Securities can be sold or disposed of in a single public transaction without registration under the 1933 Act and that the resale of such securities to any purchaser does not require registration under the 1933 Act and (ii) Empower agrees to remove all restrictive legends on the certificates evidencing the Registrable Securities. Empower agrees to indemnify the Participating Registrable Securities Holders against and to hold them harmless from

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     all damages, losses and liabilities (including liability for rescission), costs and expenses including reasonable attorneys' fees) based upon or arising out of the failure to comply with Section 5 of the 1933 Act as a consequence of the Registrable Securities Holders proceeding in accordance with such outside counsel's opinion.

           (f) Empower may delay filing a registration statement for a period of not more than ninety (90) days after the date of receipt of the request from a Demanding Registrable Securities Holder if a majority of the directors then comprising Empower's Board of Directors (including a majority of the independent Directors) determine that compelling corporate requirements necessitate the postponement.

           (g) Empower shall not be obligated to effect, or take action to effect, any registration until 180 days after the completion of an Initial Public Offering.

           (h) Empower shall, in any event, not be obligated to effect any registration unless the anticipated aggregate offering proceeds, net of underwriting discounts and commissions, are expected to exceed $5,000,000.

           (i) Any registration under this Agreement shall be for resale only; Empower shall have no obligation to attempt to register the original issuances of securities subject to options, warrants or other derivative securities.

     2.3 EFFECTING REGISTRATION. Subject to the foregoing Section 2.2, Empower shall use its reasonable best efforts to file a registration statement covering the Registrable Securities identified in a Demand Notice as soon as practicable after receipt of the Demand Notice, and shall use reasonable best efforts to do all of the things required pursuant to Section 5 below.

     2.4   UNDERWRITING.

           (a) If the Demanding Registrable Securities Holder intends to distribute the Registrable Securities covered by the Demand Notice by means of an underwriting, it shall so advise Empower in the Demand Notice. The lead underwriter shall be chosen by the Demanding Registrable Securities Holder, which underwriter shall be acceptable to Empower in the exercise of its reasonable judgment.

           (b) If the Non-Demanding Registrable Securities Holder wishes to include shares of Common Stock held by it in the underwritten offering, it shall notify the Demanding Registrable Securities Holder in writing within thirty (30) days after receiving the Registrable Securities Holder's Demand Notice of the number of shares it wishes to include in the registration and the Demanding Registrable Securities Holder shall include such shares in the underwriting. If Empower wishes to include, in the underwritten registration, Common Stock to be sold for the account of Empower it shall notify the Demanding Registrable Securities Holder in writing within thirty
     (30) days after Empower has received the Demand Notice of the number of shares Empower wishes to include in the registration. If any Other Shareholders of Empower wish to include shares of Common Stock held by them in the underwritten offering, they shall notify the Demanding Registrable Securities Holder in writing within thirty (30) days after Empower has received the Registrable Securities Holder's Demand Notice. If the

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     Demanding Registrable Securities Holder consents to the inclusion of Common
     Stock offered for Empower's account or the Other Shareholders, (i) Empower shall offer to include the shares of the Participating Registrable Securities Holder and the Other Shareholders in the underwriting and shall condition such offer on their acceptance of the further applicable provisions of this Agreement, and (ii) Empower shall (together with the Registrable Securities Holders and the Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Demanding Registrable Securities Holders as set forth above.

           (c) Notwithstanding any other provision of this Section 2.4, if the underwriter advises the Registrable Securities Holders in writing that marketing factors require a limitation on the number of shares to be underwritten,

               (i) Common Stock held by Other Shareholders shall be excluded from such registration to the extent so required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities which each such Other Shareholder and Participating Registrable Securities Holder has a contractual right to be included;

               (ii) If a limitation of the number of shares is still required, the number of shares of Common Stock which Empower has requested to be included in the registration and underwriting shall be reduced or eliminated, as required; and

               (iii) If a limitation on the number of shares is still required, Common Stock held by the Demanding Registrable Securities Holders and the Participating Registrable Securities Holder shall be excluded from such registration to the extent so required by such limitation in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which each such Registrable Securities Holder holds.

     No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Shareholder or the Participating Securities Holder has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Other Shareholder or Participating Securities Holder may elect to withdraw therefrom by written notice to Empower, the underwriter and the Demanding Registrable Securities Holder. The securities so withdrawn shall also be withdrawn from registration.

           (d) If the Registrable Securities being registered pursuant to this
     Section 2 are not to be distributed by means of an underwriting, then the provisions of Section 3 shall apply.

     2.5 EXCHANGE ACT REGISTRATION AND FORM S-3. Within thirty days after the effectiveness of the registration statement pursuant to which Empower first registers Common Stock under the 1933 Act, Empower shall register its Common Stock under Section 12 of the Exchange Act and use its best efforts to maintain that Exchange Act registration. After Empower has qualified for the use of Form S-3, then (i) Empower shall use Form S-3 for any

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registration demanded by a Demanding Registrable Securities Holder pursuant to
Section 2.1 and (ii) Section 2.2(b) shall not be applicable; provided, that the Registrable Securities Holders shall not be entitled to require Empower to register Registrable Securities on a Form S-3 which has been declared effective, pursuant to a Demand Notice delivered under Section 2.1, more than once in any twelve month period.

     2.6 WITHDRAWAL. A Demanding Registrable Securities Holder may withdraw a Demand Notice prior to the effective date of the registration statement if a material adverse change has occurred in the condition, business or prospects of Empower and its subsidiaries from that known to the Demanding Registrable Securities Holder at the time of delivery of its Demand Notice. In such event, the Demanding Registrable Securities Holder's right to demand registration pursuant to Section 2.1 shall be reinstated.

     3.    SELLING RESTRICTIONS. The following provisions shall apply if the
           --------------------
registration demanded pursuant to Section 2.1 is not an underwritten registration:

     3.1 NOTICE TO COMPANY. The Demanding Registrable Securities Holder shall notify Empower, at least two (2) Business Days prior to any disposition of Registrable Securities pursuant to the registration statement, of its intent to dispose of such Registrable Securities. Each Other Shareholder and Participating Registrable Securities Holder whose shares shall have been registered shall provide a similar notice to Empower with respect to any shares which such Other Shareholder or Participating Registrable Securities Holder intends to dispose of pursuant to the registration statement. Such notice shall be in writing, by facsimile or by an actual telephone conversation with either Empower's Chief Financial Officer, General Counsel or Director of Investor Relations, at the address, facsimile number or the phone number, as the case may be, of Empower, all as set forth in Section 11 below. Empower will exert reasonable efforts to respond to such notice by the next Business Day, but in any event, Empower shall respond no later than the second Business Day following the date of receipt. Such response shall consist of one of the following:

           (a) an oral or written confirmation that Empower knows of no reason why the Demanding Registrable Securities Holder, the Participating Registrable Securities Holder or the Other Shareholder should not proceed with the proposed sale or disposition; or

           (b) a notification that the proposed disposition must be delayed for a period of up to thirty (30) days as provided in Section 3.2 below; or

           (c) a confirmation from either the Chief Financial Officer or the General Counsel of Empower that Empower requires a limited time, not to exceed three (3) Business Days following the receipt of Empower's receipt of the notice, within which to determine which of the foregoing responses is appropriate under the circumstances.

           (d) The failure by Empower to respond by the end of the second Business Day (or the end of the third Business Day thereafter if a confirmation pursuant to Section 3.1 (c) has been delivered) shall be deemed to waive any objection to the proposed sale or disposition.

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     3.2   RESTRICTION ON SALE. Following the effectiveness of a non-
underwritten registration, Empower may restrict disposition of Registrable Securities or Common Stock, in which event the holders will not dispose of those securities for the period designated by Empower, but not exceeding thirty days; provided that:

           (a) Empower shall have delivered a notice in writing to the Demanding Registrable Securities Holder(s), the Participating Registrable Securities Holder and such Other Shareholders stating that a delay in the disposition of Registrable Securities or other shares is necessary because Empower, in its reasonable judgment, exercised in good faith, has determined that such sales would require public disclosure by Empower of material nonpublic information that Empower deems advisable not to disclose at that time; and

           (b) Empower shall exert commercially reasonable efforts to amend the registration statement or amend or supplement the prospectus relating thereto, if necessary, and to take all other actions necessary to allow the proposed disposition to take place as promptly as practicable after the conditions referred to therein have ceased to exist. Empower agrees to Use all commercially reasonable efforts to keep the registration statement, as amended pursuant to this Section 3.2, effective for an additional period of time equal to the period during which sales were restricted pursuant to this Section 3.2.

     3.3 DISCONTINUANCE OF SALE. Each Registrable Security Holder and each Other Shareholder whose shares are included in any registration contemplated hereunder shall agree as a condition to the inclusion of their shares, that upon receipt of any notice from Empower specified in Section 5.4(a) below, such Person shall forthwith discontinue all sales and distributions of Registrable Securities pursuant to the then-current prospectus until such Person receives copies of a supplemental or amended prospectus as contemplated by Section 3.2, or until such Person is advised in writing by Empower that the use of the prospectus may be resumed, and, if so directed by Empower, such Person will deliver to Empower all copies then in the possession of such Shareholder of the prospectus in effect with respect to the Registrable Securities or other shares at the time of such notice. Empower shall promptly take all such action as may be necessary or appropriate, including, without limitation, the filing of an amendment to the registration statement and/or the filing of an amended prospectus or a prospectus supplement, to limit the duration of any discontinuance with respect to the sale and distribution of Registrable Securities pursuant to this Section 3.3, and shall keep the registration statement, as amended, effective for an additional period of time equal to the period during which sales were required to be discontinued.

     4.    PIGGYBACK REGISTRATION.
           ----------------------

     4.1 INCLUSION IN OFFERING. If at any time during the period commencing on the date of this Agreement and ending on the third anniversary of the closing date of its Initial Public Offering, Empower shall determine to conduct a Piggyback Registration either for its own account or the account of a security holder or holders, Empower will use its reasonable best efforts to:

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           (a) promptly deliver a Piggyback Notice to each Non-Demanding
     Registrable Securities Holder; and

           (b) include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein all of the Registrable Securities specified in a written request or requests made by a Participating Registrable Securities Holder within fifteen (15) business days after receipt of the Piggyback Notice from Empower.

     4.2 UNDERWRITING. If the registration of which Empower gives notice is for a registered public offering involving an underwriting, Empower shall so advise the Participating Registrable Securities Holders in the Piggyback Notice. In such event the right of a Registrable Securities Holder to registration pursuant to this Section 4 shall be conditioned upon its participation in such underwriting and the inclusion of the Participating Registrable Securities in the underwriting. The Registrable Securities Holder shall (together with Empower and any Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by Empower. If a Participating Registrable Securities Holder or any Other Shareholder disapproves of the terms of any such underwriting, such Person may elect to withdraw therefrom by written notice to Empower and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and the allocation (if any) pursuant to the following sections shall be adjusted accordingly. Any such withdrawal shall be without prejudice to the right of a Registrable Securities Holder to include Registrable Securities in future offerings pursuant to this Section 4.

     4.3 PRIORITY IN PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten offering on behalf of Empower, and the managing underwriters advise Empower in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, Empower will include securities in such registration in the following order of priority:
(i) there shall first be included all securities which Empower proposes to sell;
(ii) to the extent additional shares may be included, there shall next be included all Registrable Securities requested to be included in such registration by the Participating Registrable Securities Holders pro rata based on the respective number of shares of Common Stock held by each Participating Registrable Securities Holder and (iii) to the extent additional shares may be included, there shall next be included the Common Stock requested to be included in such registration by Other Shareholders, pro rata based on the respective number of shares of Common Stock held by each Other Shareholder.

     4.4 PRIORITY IN SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of Empower's securities, and the managing underwriters advise Empower in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, Empower will include securities in such registration in the following order of priority: (i) there shall first be included Common Stock requested to be included in such registration by Other Shareholders and any Participating Registrable Securities Holders, pro-rata, based on their respective number of shares of Common

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Stock, and (ii) to the extent additional shares may be included, there shall be included additional Empower securities which Empower has requested to be included in such registration.

     4.5 WITHDRAWAL OR DELAY OF REGISTRATION. The provisions of Sections 4.1 through 4.4 notwithstanding, if, at any time after delivering a Piggyback Notice and prior to the effective date of the registration statement for such Piggyback Registration Empower shall determine for any reason not to register or to delay registration of the securities covered thereby, Empower may, at its election, give written notice of such determination the Participating Registrable Securities Holders and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation, if any, to pay Registration Expenses in connection therewith), without prejudice, however, to the right of the Participating Registrable Securities Holders to include Registrable Securities in a subsequent registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering the other securities covered by the registration statement.

     5.   REGISTRATION PROCEDURES. In the case of any Demand Registration or
          -----------------------
Piggyback Registration effected by Empower, upon request Empower will keep the Registrable Securities Holders advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, Empower will use its reasonable best efforts to.

     5.1 REGISTRATION STATEMENT. Prepare and file with the Securities and Exchange Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of one hundred twenty
(120) days or until the Participating Registrable Securities Holders have completed the distribution described in the registration statement relating thereto (which period shall be extended as contemplated in Section 3.2(b) or Section 3.3), whichever first occurs, and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period.

     5.2 BLUE SKY QUALIFICATION. Subject to Section 2.2(a) above, to register and qualify the Registrable Securities included in the registration under the securities or blue sky laws of such states and the District of Columbia the Demanding Registrable Securities Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Participating Registrable Securities Holders to consummate the disposition in such states and the District of Columbia of the Registrable Securities so included.

     5.3 FURNISH PROSPECTUSES. Furnish the number of prospectuses (including preliminary prospectuses conforming to the requirements of the 1933 Act and roles and regulations thereunder) and other documents incident thereto as The Registrable Securities Holders from time to time may reasonably request.

     5.4  NOTIFICATION.

          (a) Notify the Participating Registrable Securities Holders, at any time when a prospectus relating to Registrable Securities covered by a registration statement is required to be delivered under the 1933 Act, of the happening of any event; as a result of which the prospectus included in such registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing.

          (b) Notify the Participating Registrable Securities Holders and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (i) when the registration statement, the prospectus or any prospectus supplement or post-effective amendment, has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose; Empower shall promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain a withdrawal of any stop order should one be issued; and (iii) of the receipt by Empower of any notification with respect to the suspension of the qualification or exemption from qualification of a registration statement of any Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

     5.5 OPINIONS AND COMFORT LETTERS. To the extent requested, furnish to the underwriter, in an underwritten offering, or to the Registrable Securities Holders, in a non-underwritten offering, (i) a signed opinion of Empower's counsel, and (ii) "comfort" letters signed by Empower's independent public accountants who have examined and reported on Empower's financial statements included in the registration statement, to the extent permitted by the American Institute of Certified Public Accountants, coveting the same matters with respect to the registration statement (and prospectus included therein) and with respect to the events subsequent to the date of the financial statements, as are customarily covered in opinions of counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

     5.6 EXCHANGE OR NASDAQ LISTING. Use reasonable efforts to cause all Registrable Securities included in the registration to be listed or admitted for trading on such exchanges or markets (including but not limited to the NASDAQ Stock Market, if applicable) as the Common Stock is otherwise listed or admitted for trading.

     5.7 EARNINGS STATEMENT. Otherwise use all reasonable efforts to comply with all applicable roles and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement coveting the period of at least twelve months beginning with the first day of Empower's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 1 ll(a) of the 1933 Act and Rule 158 thereunder.

     6.   EXPENSES OF REGISTRATION.  All Registration Expenses incurred in
          -------------------------
connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by Empower, and all Selling Expenses shall be borne by the holders of the securities so registered

(including the Registrable Securities Holders, Other Shareholders and Empower, to the extent securities are offered for its account) pro rata on the basis of the gross sales proceeds received by each in the offering.

     7.   INDEMNIFICATION.
          ---------------

     7.1 COMPANY INDEMNIFICATION. Empower shall indemnify and hold harmless, to the fullest extent permitted by law, each seller of Registrable Securities, any underwriter for such registration and each person or entity, if any, controlling such seller or underwriter within the meaning of the 1933 Act or the Exchange Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) to which such seller, underwriter or controlling person or entity, as the case may be, may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any of the following:

          (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any amendments or supplements thereto;

          (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

          (c) any violation or alleged violation by Empower, in connection with such registration, of the 1933 Act, the Exchange Act, any state securities law or any role or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law;

provided, however, that Empower shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished for use in connection with such registration by any such seller, underwriter or controlling person or entity.

     7.2 INDEMNIFICATION BY REGISTRABLE SECURITIES HOLDERS. Each Registrable Securities Holder shall indemnify and hold harmless, to the fullest extent permitted by law, Empower, its officers, directors, employees, representatives and agents, each Person who controls (within the meaning of the 1933 Act) Empower, any underwriter, each other Registrable Securities Holder and each Other Shareholder whose shares have been included in any registration in which Registrable Securities have been included, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from such Registrable Security Holder's (i) untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereto, and (ii) omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with written information furnished to Empower by such Registrable Securities Holder expressly for use therein, or (iii) if such offering is not an underwritten offering, from such Registrable Securities Holder's failure to deliver a copy of the registration statement, prospectus or any amendment or supplement thereto after Empower has furnished such Registrable Securities Holder with a sufficient number of copies of the same; provided, however, the obligation of a Registrable Security Holder to indemnify will be several, not joint and several among the Registrable Securities Holders, and in no event shall a Registrable Securities Holder's aggregate indemnification obligation under this Section 7.2 exceed the net proceeds from the offering received by such Registrable Securities Holder.

     7.3 NOTICE OF CLAIM. Each Indemnified Party shall give notice to each Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation at its expense, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     7.4 CONTRIBUTION. If for any reason the indemnification provided for in this Section 7 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference, among other things, to whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the foregoing, in no event shall the amount contributed by a Registrable Securities Holder exceed under this Section 7.4 exceed the net proceeds from the offering received by such Registrable Securities Holder.

     7.5 FROM OTHER SHAREHOLDERS. Empower agrees that, to the extent that it shall grant to Other Shareholders the right to have Empower securities held by them included in any registration of Empower securities, or to require Empower to register their securities, it shall require as a condition to such grant that such Other Shareholders agree to indemnify Empower and the Registrable Securities Holders, and the officers, directors, employees, representatives and agents of each as well as each Person who controls (within the meaning of the 1933 Act) each, with respect to any registration of their securities, on terms substantially identical to that provided by the Registrable Securities Holders in Section 7.2.

     8.   LOCK UP AGREEMENTS. In consideration for Empower agreeing to its
          ------------------
obligations under this Agreement, in connection with any Initial Public Offering (whether or not a Registrable Securities Holder is participating in such registration), upon the written request of Empower and the underwriters managing any underwritten offering of Empower's securities, Registrable Securities Holders agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of Empower or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration) as Empower and the underwriters may specify, so long as the Registrable Securities Holders and all executives, officers and directors of the Company and Other Shareholders holding more than one percent (1%) of the outstanding Common Stock are bound by a comparable obligation provided, however, that nothing herein shall prevent the Registrable Securities Holders from making a distribution of Registrable Securities to its shareholders that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound.

     9.   REPORTS UNDER EXCHANGE ACT. With a view to making available to the
          --------------------------
Registrable Securities Holders the benefits of Rule 144 and any other rule or regulations of the Securities and Exchange Commission that may at any time permit a holder to sell securities of Empower to the public without registration, Empower agrees to use its reasonable best efforts to do all of the following at any time after it shall become subject to the reporting requirements of Sections 13 and 14 of the Exchange Act:

     9.1 PUBLIC INFORMATION. Make and keep public information available as contemplated in Rule 144, at all times.

     9.2 SEC REPORTS. File with the Securities and Exchange Commission all reports and other documents required of Empower under the 1933 Act and the Exchange Act.

     9.3 RULE 144 STATEMENT. Furnish to the Registrable Securities Holders, so long as each of them holds any Registrable Securities, forthwith upon request, a written statement by Empower that it as to whether or not it has complied with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, a copy of the most recent annual or quarterly report of Empower and such other reports and documents so filed with the Securities and Exchange Commission by Empower as may be reasonably requested in availing any holder, under any rule or regulation of the Securities and Exchange Commission, of the right to sell any such Registrable Securities without registration.

     10.  TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The right to cause
          ----------------------------------------------
Empower to register Registrable Securities in a Demand Registration granted under Section 2, the right to include Registrable Securities in a Piggyback Registration granted under Section 4 and the other rights granted to a Registrable Securities Holders hereunder may be transferred or assigned by such Registrable Securities Holder to one or more transferees or assignees of the Registrable Securities Holder, provided that Empower is given written notice by such Registrable Securities Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of each transferee or assignee and identifying the number of shares of Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes in writing the obligations of the Registrable Securities Holder under this Agreement. Notwithstanding the foregoing, Empower shall have no obligation to recognize any assignment of Registrable Securities by a Registrable Securities Holder, nor to cause Registrable Securities to be transferred on its books or records, unless such transfer is made in accordance with the registration or qualification requirements of the 1933 Act and all applicable blue sky or other state securities laws or pursuant to available exemptions therefrom (as evidenced by an opinion of counsel satisfactory in form and substance to counsel for Empower).

     11.  INFORMATION FROM REGISTRABLE SECURITIES HOLDERS. Each Registrable
          -----------------------------------------------
Securities Holder shall furnish to Empower such information regarding such Registrable Securities Holder, the Registrable Securities and the distribution proposed by such Registrable Securities Holder as Empower may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     12.  MISCELLANEOUS.
          --------------

     12.1 NO INCONSISTENT AGREEMENT. Empower will not hereafter enter into any agreement with respect to rights securities which violates the rights granted to the Registrable Securities Holders in this Agreement or grants to any holders rights to demand registration of Empower securities, or have Empower securities included in any registration, which rights are superior to those granted to the Registrable Securities Holders herein.

     12.2 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Empower and of the holders of seventy five percent (75%) of the Registrable Securities; notwithstanding the foregoing, if an amendment to this Agreement shall provide (i) the holder(s) of the Adventist Shares with rights that are materially less than, or obligations that are materially greater than, the rights of the Registrable Securities Holders in general, then such amendment must be approved by the holders of 51% of the Adventist Shares, (ii) the holder(s) of the Superior Shares with rights that are materially less than, or obligations that are materially greater than the rights of the Registrable Securities Holders in general, then such amendment must be approved by the holders of 51% of the Superior Shares, or (iii) the holder(s) of the Longwill Shares with rights that are materially less than, or obligations that are materially greater than the rights of the Registrable Securities Holders in general, then such amendment must be approved by the holders of 51% of the Longwill Shares.

     12.3 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns.

     12.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     12.5 REMEDIES. The parties hereto agree and acknowledge that money damages may not be any adequate remedy for any breach of the provisions of this Agreement and that any party to this Agreement may apply to any court of law or equity of competent jurisdiction (without posting bond or other security) for specific performance and for other injunctive or equitable relief in order to enforce or prevent violation Of the provisions of this Agreement.

     12.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.7 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12.8 GOVERNING LAW. The corporate law of Texas will govern all issues concerning the internal governance of Empower and the relative rights of Empower and its stockholders in connection therewith. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the laws of Michigan without regard to choice of law principles which would require the application of the laws of any other jurisdiction.

     12.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangement, and understandings, whether oral or written, express or implied, with respect to the subject matter hereof including the Former Registration Rights Agreement. Upon the execution and delivery of this Agreement, the Former Registration Rights Agreement will be terminated without any liability to any party, and fully superceded by this Agreement.

     12.10 NOTICES. Any and all notices and other communications hereunder shall be in writing addressed to the parties at the addresses specified below or such other addresses as either party may direct by notice given in accordance with this section, and shall be delivered in one of the following manners' (i) by personal delivery, in which case notice shall be deemed to have been duly given when delivered; (ii) by certified mail, return receipt requested, with postage prepaid, in which case notice shall be deemed to have been duly given on the date indicated on the return receipt; (iii) by reputable delivery service (including, by way of example and not limitation, Federal Express, UPS and DHL) which makes a record of the date and time of delivery, in which case notice shall be deemed to have been duly given on the date indicated on the delivery service's record of delivery, or (iv) by fax transmission to the fax numbers given below, with confirmation of good receipt and confirmed by letter to the addresses set forth below, in which case notice shall be deemed to have been duly given on the date indicated in the confirmation of fax transmission (or the next Business Day if such date is not a Business Day or the transmission is made after business hours):

                              if to Superior, to:

                   Superior Consultant Holdings Corporation
                         4000 Town Center, Suite 1100
                          Southfield, Michigan 48075
                         Attention: Richard P. Saslow
                      Vice President and General Counsel
                              Fax: (248) 386-8459

                              if to Empower, to:

             Empower Health Corporation 4008 River Place Boulevard
                              Austin, Texas 78730
                        Attention:    Donald W. Hackett
                               President and CEO
                              Fax: (512) 832-0752

                              if to Adventist to

                           111 North Orlando Avenue
                        Winter Park, Florida 32789-3675
                           Attention:  Calvin Wiese
                           407-975-1458 (facsimile)

                              if to Longwill to:

                          4008 River Place Boulevard
                              Austin, Texas 78730
                              Fax: (512) 832-0752

     12.11 LEGEND. Each certificate representing shares of Common Stock that are
           -------
subject to this Agreement shall bear a legend substantially in the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING THE

DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 29, 1999 AND A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

--------------------------------------------------------------------------------
EMPOWER HEALTH CORPORATION,             SUPERIOR CONSULTANT HOLDINGS
a Texas corporation                     CORPORATION,
                                        a Delaware corporation

--------------------------------------------------------------------------------
By:____________________________         By:______________________________
--------------------------------------------------------------------------------
Its:___________________________         Its:_____________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ADVENTIST HEALTH SYSTEM                 LONGWILL
SUNBELT HEALTHCARE
CORPORATION,
a Florida not-for-profit corporation


--------------------------------------------------------------------------------

By: /s/ Calvin W. Wiese
   ----------------------------         _________________________________
--------------------------------------------------------------------------------

Its: Senior Vice President              Neil Longwill
    ----------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

--------------------------------------------------------------------------------
EMPOWER HEALTH CORPORATION,             SUPERIOR CONSULTANT HOLDINGS
a Texas corporation                     CORPORATION,
                                        a Delaware corporation

--------------------------------------------------------------------------------
By: /s/ Donald Hackett                 By:  /s/ Richard P. Saslow
   ------------------------------           -------------------------------
--------------------------------------------------------------------------------
Its: CEO/PRES.                          Its: VP & GENERAL COUNSEL
    -----------------------------            ------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ADVENTIST HEALTH SYSTEM                 LONGWILL
SUNBELT HEALTHCARE
CORPORATION,
a Florida not-for-profit corporation


--------------------------------------------------------------------------------
By: _____________________________       /s/ Neal Longwill
                                            -------------------------------
--------------------------------------------------------------------------------
Its: Senior Vice President              Neal Longwill
    -----------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      20